Exhibit 99.9

Sino IC Capital Acquisition of Xcerra - Messaging Framework

DOCUMENT PURPOSE

This document provides background information, key facts, and outlines the key messages to be used as the basis for all communications regarding the acquisition of Xcerra Corporation by Sino IC Capital. Additional information on tailoring these key messages for specific audiences will be provided as appropriate.

BACKGROUND

Xcerra is being purchased by Sino IC Capital, the largest Chinese private equity fund focused on the semiconductor industry. Xcerra’s Board of Directors has accepted Sino IC Capital’s offer to purchase all of Xcerra’s outstanding stock for $10.25 per share or approximately $578M. A definitive agreement has been signed, and a shareholder vote and regulatory approvals are required for the transaction to close. We anticipate closing by the end of the calendar year. After closing, Xcerra will become a private company and will no longer be listed on the Nasdaq stock exchange.

Taking the company private, and in particular, by a China based private equity firm, is expected to benefit the company’s growth on a global basis. China represents the highest growth region for semiconductor test equipment. The benefit of going private extends beyond just the China market and will benefit customers and employees on a worldwide basis. The transaction is expected to lead to enhanced growth prospects for Xcerra and Xcerra’s employees in the Americas, Europe and Asia.

QUICK FACTS

General

•	Xcerra has signed a definitive agreement with Unic Capital Management, an affiliate of Sino IC Capital, a Chinese private equity fund based in Beijing, whereby Sino IC will purchase all outstanding shares of the Company for $10.25/share and therefore take the company private.

•	The company will no longer be a public company and its shares will no longer trade on the Nasdaq stock exchange.

•	We do not expect any changes in the day-to-day operations of the Company.

•	The Company name will remain Xcerra.

Organization

•	The current Board of Directors will be disbanded at closing, and a new board will be formed by Sino IC Capital.

•	Dave Tacelli will remain as president and CEO and Mark Gallenberger will remain as SVP, CFO, and COO and Pascal Ronde will remain as SVP Global Customer Team

•	We expect the remainder of the management team and the organization to remain the same.

Sino IC Capital Acquisition of Xcerra - Messaging Framework

Terms/Timeline

•	Upon the closing of the transaction, Xcerra shareholders (other than dissenting shareholders) will receive $10.25 in cash per share of Xcerra common stock (subject to required tax withholding).

•	The transaction is subject to approval by Xcerra’s shareholders, the satisfaction of other customary closing conditions, and regulatory review and approvals.

Pending regulatory approval and satisfaction of the other conditions to closing, the company expects the transaction to be completed by the end of the calendar year.

KEY MESSAGES

Transaction/Company:

•	This transaction will enhance the company’s competitive positioning and growth potential on a global basis.

•	Xcerra’s existing management will continue to run the company

•	The management and day-to-day operations of the company are expected to remain the same.

•	The ownership of the company will change from a publicly traded company to Sino IC Capital, a private equity firm based in China.

•	This transaction is about enabling Xcerra to make long-term investments in innovation, fund the development of new products, and broaden and strengthen its customer relationships around the world.

•	We expect the transaction to close by the end of the calendar year.

Customers:

•	It will be business as usual for our customers. Nothing changes in the way we do business with them.

•	We are committed to clear, timely communication throughout this process.

•	Regardless of ownership, we respect and value the non-disclosure agreements we have with our customers that protects their IP, not only from China, but from other competitors.

•	We take strong precautions to make sure we are in compliance with U.S. laws controlling our technology and sell only to permitted customers. This transaction will not change those protections, as Xcerra will continue to be a global company headquartered in Massachusetts and governed by U.S. law.

Sino IC Capital Acquisition of Xcerra - Messaging Framework

•	We expect a favorable impact for our customers based in China and customers outside China so all customers should expect to receive the same level of service they have always received from Xcerra.

•	We expect to maintain our existing customer sales, service and support relationships in the Americas, Europe and Asia and to increase relationships with our customers based in China.

•	Customer access to Sino IC Capital leasing program provides financing programs for higher flexibility and better risk management

Employees:

•	It will be business as usual for our employees as we do not anticipate any changes.

•	We expect to have a greater ability to grow and enter new markets opening new opportunities for employees.

•	Better market positioning can help us make strategic investments and acquire complementary businesses.

•	As the company grows, employee opportunities will grow as well in the Americas, Europe and Asia.

•	Sino IC Capital is a financial investor, there will be no consolidation of product lines, offices and functions.

Sino IC Capital

•	Largest private equity fund specializing on the semiconductor industry based in Beijing, China with over $20.9B in Fund Size

•	Deep experience in the semiconductor industry and have made investments in over 40 industry projects, covering all sectors of the industry

•	They plan to take Xcerra private and then it will run as a profitable, stand-alone business

•	Lead by Mr. Jun Lu

•	President of Sino IC Capital and Chairman of Sino IC Leasing

•	Executive Vice President of China Development Bank Capital

•	Non-Executive Director of SMIC

•	Previously worked for 20 years at China Development Bank Corporation

Sino IC Capital Acquisition of Xcerra - Messaging Framework

•	They are focused on the Semiconductor industry and have made investments in over 40 semi projects. Majority of their investments has been on the chip side now expanding to capital and materials side

•	JCET acquired STATS ChipPAC to establish world class back-end test and assembly capability. #1 OSAT in China and #4 globally.

•	Spreadtrum and RDA combining mobility and RF/Connectivity/DTV

•	Tangu and AMD assembly test and packaging JV

•	They have established a leasing program through Sino IC Leasing which provides financing programs for higher flexibility and better risk management

•	Choosing Xcerra is a strong endorsement to our strategy, our products and our employees

Regulatory:

•	We indicated at the time of the deal announcement that we would voluntarily file with the Committee on Foreign Investment in the United States (CFIUS), and that is exactly what we intend to do.

•	We respect the CFIUS review process and are committed to providing the Committee with the information it needs to conduct its review.

•	Xcerra Corporation designs and manufactures test equipment and other related products for testing semiconductors and printed circuit boards, which are used in a variety of commercial industries including consumer electronics, automotive, and industrial. Xcerra does not design or manufacture semiconductor devices; we sell test and handling equipment and related products to semiconductor designers and manufacturers who use Xcerra products to test their devices during the manufacturing process.

Sino IC Capital Acquisition of Xcerra - Messaging Framework

Supporting Talking Points: Transaction/Company

China represents the highest growth opportunity for the company and this transaction is expected to better position Xcerra in the marketplace.

Having the financial backing of one of the largest private equity funds in China is expected to provide opportunity for market expansion.

Market dynamics	Transaction advantages	Projected growth

•    SEMI has forecasted SOC tester growth in China at 20% CAGR through 2020

•    Value of incumbency lower than other regions because of semi industry in early adoption stage relative to other regions

•    Better reach with Chinese customers (largest growth market)

•    Sino IC Capital has network of connections and influence with large and small fabless semiconductor companies in China

•    Financial backing from one of the largest private equity funds in China provides additional resources to support global customers

•    Company expects accelerated sales to China market

•    Larger, financially stronger company is expected to better position the company outside of China as well

•    Inorganic growth is expected to remain part of the corporate strategy

Supporting Talking Points: Products

Our product roadmaps continue as planned with potential to address new markets in the future.
Established products	Future developments	Roadmap philosophy

•    Deployment of test and handling technologies, for:

•    RF wireless

•    Power management

•    Consumer digital

•    Microcontrollers

•    MEMS/Sensor

•    Flat Panel Display Driver ICs

•    WLCSP devices

•    Contactors and pins

•    Bare board PCB testers

•    Fixtures – ICT and FCT

•    Continued investment is expected in all product areas

•    With Sino IC Capital backing we may expand into new market segments

•    XDC in Shanghai is to better align Chinese customers’ high volume test requirements for new devices with Xcerra test technology

•    We are also opening an XDC in Taiwan.

•    Based on a comprehensive understanding of test in mid-high end SOC test, handling and contactor markets

•    Continued emphasis on cost focused product development

•    Leverages leadership in critical technologies

Sino IC Capital Acquisition of Xcerra - Messaging Framework

Supporting Talking Points: Customers

We expect no changes to how our customers do business with Xcerra.
Continuity of existing relationships	Development support to reduce time to production test release	Global strength of direct channel, enhanced by certified third-party support network

•    Expect to maintain continuity of all customer sales, service and support relationships

•    Customers’ confidentiality remains a top priority, and remains unchanged

•    Expect a favorable impact for customers based in China and expect no impact to other customers outside China

•    Expect to maintain large applications and field service teams strategically located across North America, Europe, and Asia

•    Dedicated to enabling rapid application development and release of customer devices

•    Established and experienced local direct sales and sales representatives for all regions except Taiwan and China where Spirox has given notice to terminate its agreement with the Company

•    Relationship with Spirox is ending so Xcerra is building our own direct sales and support network in Taiwan and China

•    XDC focuses on high level engineering interaction between customer design teams and Xcerra engineers in Taiwan and China

Supporting Talking Points: Employees

Accelerated growth leads to more opportunities for employees.
Organizational stability	More opportunity in longer term	Benefit plans remain as is

•    Change in ownership is not expected to have an impact on existing organization structure

•    The existing management team will continue to run the company

•    There will be no change to our desired culture of Excellence in Communication and Execution

• Faster company growth is expected to enhance employee advancement prospects

•    No expected changes to existing benefit plans except elimination of US employee stock purchase plan (ESPP)

•    For employees with unvested RSUs, such RSUs will continue to vest on their current vesting schedule and, once vested, will be cashed out at $10.25 per share (subject to required withholding)

•    Discontinuation of RSU program is expected to be replaced with new annual bonus plan.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this document may be considered forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction involving Xcerra Corporation (“Xcerra”) and Unic Capital Management Co., Ltd. (“Parent”) and the ability to consummate the transaction. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the transaction or the failure to timely or at all obtain any required regulatory clearances, including under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR) or from the Committee on Foreign Investment in the United States (CFIUS); uncertainties as to the timing of the consummation of the transaction and the ability of each of Xcerra and Parent to consummate the transaction, including as a result of the failure of Parent to obtain or provide on a timely basis or at all the necessary financing; risks that the transaction disrupts the current plans and operations of Xcerra; the ability of Xcerra to retain and hire key personnel; competitive responses to the transaction; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Xcerra’s most recent Annual Report on Form 10-K, and Xcerra’s more recent Quarterly Report on Form 10-Q and Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”). Xcerra can give no assurance that the conditions to the transaction will be satisfied. Except as required by applicable law, Xcerra undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Participants in the Solicitation

Xcerra and its directors and executive officers and certain of its other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Xcerra’s directors and executive officers is included in Xcerra’s Annual Report on Form 10-K for the year ended July 31, 2016, filed with the SEC on September 16, 2016, and the proxy statement for Xcerra’s 2016 annual meeting of stockholders, filed with the SEC on October 28, 2016. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated below.

Additional Information and Where to Find It

This document is being delivered in respect of the proposed transaction involving Xcerra and Parent. Xcerra intends to file with the SEC a proxy statement in connection with the proposed transaction as well as other documents regarding the proposed transaction. The definitive proxy statement will be sent or given to the stockholders of Xcerra and will contain important information about the proposed transaction and related matters. XCERRA’S SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement and other relevant materials (when they become available), and any other documents filed by Xcerra with the SEC, may be obtained free of charge at the SEC’s website, at www.sec.gov. In addition, security holders of Xcerra will be able to obtain free copies of the proxy statement from Xcerra by contacting Investor Relations by mail at Attn: Investor Relations, 825 University Avenue, Norwood, Massachusetts 02062.